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                                EXHIBIT 10.6


                          CHECKER MOTORS CO., L.P.
                          2016 North Pitcher Street
                          Kalamazoo, Michigan 49007





                                         July 12, 1993





Mr. David R. Markin
2121 Winchell Street
Kalamazoo, MI  49007

          Re:  Employment Contract
               -------------------

Dear Mr. Markin:

          You and Checker Motors Co., L.P. (the "Partnership") (as the assignee of Checker Motors Corporation) are parties to an Amended and Restated Employment Agreement dated as of November 1, 1985, as amended on March 4, 1992 (the "Employment Agreement"; all capitalized terms used without definition in this Letter Agreement are used with the meanings ascribed to them in the Employment Agreement.)

          The Partnership would like to extend the term of the Employment Agreement. You are agreeable to such an extension. Therefore, we hereby agree as follows:

          1. The term of the Employment Agreement is hereby extended to March 31, 1996 (the "Termination Date"). On April 1, 1994 and on the first day of each month thereafter, the Termination Date shall be automatically extended for an additional month until either party gives the other notice of its desire to terminate the Employment Agreement as of the Termination Date then in effect. All references in the Employment Agreement to March 4, 1992 are hereby changed to the Termination Date as the same may be extended from time to time in accordance with the preceding sentence.

          2. In all other respects, the Employment Agreement remains unamended and in full force and effect.
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                           EXHIBIT 10.6--Continued



          If the foregoing is consistent with your understanding, please so indicate by signing below.

                                         Very truly yours,

                                         CHECKER MOTORS CO., L.P.

                                         By:  Checker Motors Corporation
                                              General Partner

                                         By:  /s/ Allan R. Tessler
                                             -------------------------------
                                             Name:  Allan R. Tessler
                                             Title:  Vice-President


Acknowledged and Agreed as of
this 12th day of July, 1993.

/s/  David R. Markin
- -----------------------------
       David R. Markin
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